                                                                    Exhibit 1(e)


                                   CERTIFICATE


         The undersigned hereby certifies that he is the Secretary of Morgan Stanley Mid-Cap Equity Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on October 31, 2001 as provided in Section 9.3 of the said Declaration, said Amendment to take effect on January 29, 2002, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

         Dated this 29th day of January, 2002.




                                 /s/ Barry Fink
                                     ---------------------------------
                                     Barry Fink
                                     Secretary

                                    AMENDMENT





Dated:            January 29, 2002

To be Effective:  January 29, 2002





                                       TO
                       MORGAN STANLEY MID-CAP EQUITY TRUST
                              DECLARATION OF TRUST
                                      DATED
                                OCTOBER 16, 1995

                           Amendment dated January 29, 2002 to the Declaration
                     of Trust (the "Declaration") of Morgan Stanley Mid-Cap Equity Trust (the "Trust")
                             dated October 16, 1995


         WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

         WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Morgan Stanley Capital Opportunities Trust," such change to be effective on January 29, 2002;

NOW, THEREFORE:

         1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

                  "Section 1.1. Name. The name of the Trust created hereby is the Morgan Stanley Capital Opportunities Trust and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

         2. Subsection (p) of Section 1.2 of Article I of the Declaration is hereby amended so that that subsection shall read in its entirety as follows:

             "Section 1.2. Definitions...

             "(p) "Trust" means the Morgan Stanley Capital Opportunities Trust."

         3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

         4. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

  IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 29th day of January, 2002.


/s/ Michael Bozic                           /s/ Charles A. Fiumefreddo
--------------------------------------      ------------------------------------
Michael Bozic, as Trustee                   Charles A. Fiumefreddo, as Trustee
and not individually                        and not individually
c/o Mayer, Brown & Platt                    c/o Morgan Stanley Dean Witter Trust FSB
Counsel to the Independent Trustees         Harborside Financial Center, Plaza Two
1675 Broadway                               Jersey City, NJ 07311
New York, NY 10019


/s/ Edwin J. Garn                           /s/ Wayne E. Hedien
--------------------------------------      ------------------------------------
Edwin J. Garn, as Trustee                   Wayne E. Hedien, as Trustee
and not individually                        and not individually
c/o Summit Ventures LLC                     c/o Mayer, Brown & Platt
1 Utah Center                               Counsel to the Independent Trustees
201 S. Main Street                          1675 Broadway
Salt Lake City, UT 84111                    New York, NY 10019


/s/ James F. Higgins                        /s/ Manuel H. Johnson
----------------------------------------    ------------------------------------
James F. Higgins, as Trustee                Manuel H. Johnson, as Trustee
and not individually                        and not individually
c/o Morgan Stanley Dean Witter Trust FSB    c/o Johnson Smick Inernational Inc.
Harborside Financial Center, Plaza Two      1133 Connecticut Avenue, NW
Jersey City, NJ 07311                       Washington, D.C. 20036


/s/ Michael E. Nugent                       /s/ Philip J. Purcell
--------------------------------------      ------------------------------------
Michael E. Nugent, as Trustee               Philip J. Purcell, as Trustee
and not individually                        and not individually
c/o Triumph Capital, L.P.                   1585 Broadway
237 Park Avenue                             New York, NY 10036
New York, NY 10017


/s/ John L Schroeder
--------------------
John L. Schroeder, as Trustee
and not individually
c/o Mayer, Brown & Platt
Counsel to the Independent Trustees
1675 Broadway
New York, NY 10019

     STATE OF NEW YORK                 )
                                       )ss.:
     COUNTY OF NEW YORK                )


On this 29th day of January, 2002, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN
J. GARN, JAMES F. HIGGINS, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.





                                         /s/ Rosemarie Costagliola
                                         ----------------------------------
                                         Notary Public


Rosemarie Costagliola
NOTARY PUBLIC, State of New York
No. 01CO6016161
Qualified in New York County
Commission Expires November 9, 2002